UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2016

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33274	20-5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440-808-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “us,” “our,” and “the Company” refers to TravelCenters of America LLC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2016, our Board of Directors, or the Board, approved an amendment to the amended and restated limited liability company agreement and approved amended and restated bylaws, each effective on that date.

The amended and restated bylaws amend the informational requirements for shareholders seeking to nominate individuals for election to the Board at an annual meeting of shareholders.  Pursuant to the amended and restated bylaws, the advance notice required to be provided by the proponent shareholder(s) must now include:

•                  A completed and executed questionnaire (in the form available from our secretary) of each proposed nominee regarding his or her background and qualification to serve as a Director, the background of any other person or entity on whose behalf the nomination is being made and the information relating to such proposed nominee and such other person or entity that would be required to be disclosed in connection with a solicitation of proxies for election of such proposed nominee as a Director in an election contest (even if an election contest is not involved) or would otherwise be required in connection with such solicitation, in each case pursuant to the Securities Exchange Act of 1934, as amended, or that would otherwise be required to be disclosed pursuant to the rules of any national stock exchange on which our securities are listed or traded; and

•                  A representation and agreement (in the form available from our secretary) of each proposed nominee that: (1) he or she is not and will not become a party to any arrangement with, and does not have any commitment and has not given any assurance to, any person or entity as to how he or she, if elected as Director, will act or vote on any issue or question, or that could limit or interfere with his or her ability to comply, if elected as Director, with his or her duties to us, in each case unless previously disclosed to us; (2) he or she is not and will not become a party to any arrangement with any person or entity, other than us, for any direct or indirect compensation, reimbursement or indemnification in connection with or related to his or her service as, or any action or omission in his or her capacity as, a Director not previously disclosed to us; (3) if elected, he or she will comply with applicable law and any of our corporate governance, conflict of interest, corporate opportunity, confidentiality and share ownership and trading policies and guidelines; and (4) he or she consents to being named as a nominee and to serving as a Director, if elected.

The amended and restated bylaws amend the advance notice requirements to require that any one or more shareholders seeking to propose business for consideration by shareholders at an annual meeting (other than the nomination of an individual for election to the Board) must have each continuously owned (as defined in the amended and restated bylaws) our common shares for at least three years prior to each of the date of the giving of the advance notice of such proposed business, the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting, with the aggregate shares owned by such shareholder(s) as of each such date and during such three year period representing at least three percent of our common shares.  Our bylaws previously required that a shareholder seeking to make such a proposal have continuously held at least $2,000 in market value, or 1%, of the Company’s common shares for at least one year from the date the shareholder gave its advance notice to make such a proposal. The amended and restated bylaws also have been revised to clarify, for purposes of the advance notice requirements, that a shareholder shall be deemed to “own” common shares of the Company in respect of which such shareholder possesses full voting and investment rights and full economic interest.

The amended and restated bylaws remove sections of the bylaws that had set forth procedures for shareholders to request that the secretary of the Company call a special meeting of shareholders, procedures which would only be available if applicable law or stock exchange rules require that the Company’s shareholders be able to request such a meeting. Under the Company’s limited liability company agreement, special meetings of shareholders are called by a majority of the Board.

The amended and restated bylaws also make certain clarifying changes to the advance notice provisions for shareholders seeking to nominate individuals for election to the Board or propose other business to be considered by shareholders at an annual meeting, including, among other things, with respect to the documentation required to verify any proponent shareholder’s(s’) continuous ownership of the requisite number of our common shares throughout the requisite period, each as specified in the amended and restated bylaws.

The amended and restated bylaws amend the provisions regarding arbitration procedures for disputes to add a provision allowing for an award or decision rendered pursuant to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or AAA, to be appealed pursuant to the AAA appeals process, and not be considered final until after the time for filing a notice of appeal pursuant to the AAA appellate rules has expired, and otherwise until the appellate process has been completed.

The amendment to the amended and restated limited liability company agreement and the amended and restated bylaws each amend the provisions regarding arbitration to provide that such provisions do not apply to any request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of the amended and restated limited liability company agreement or of the amended and restated bylaws, and that any such request or similar action be heard by a court of competent jurisdiction.  The amendment to the amended and restated limited liability company agreement and the amended and restated bylaws each further provide that, with respect to any dispute involving both a question of the meaning, interpretation or validity of any provision of the amended and restated limited liability company agreement or of the amended and restated bylaws and any other matter in dispute, the arbitration of such other matter will be stayed until a final, non-appealable judgment regarding such meaning, interpretation or validity has been rendered by a court of competent jurisdiction.

The amended and restated bylaws clarify certain other matters, such as with respect to the organization and conduct of shareholder meetings and the voting of shares by an individual on behalf of a shareholder that is a corporation or other entity, and the amendment to the amended and restated limited liability company agreement and the amended and restated bylaws each make certain other conforming and administrative changes.

The foregoing descriptions of the Company’s amendment to the amended and restated limited liability company agreement and the amended and restated bylaws are not complete and are subject to and qualified in their entirety by reference to the amendment to the amended and restated limited liability company agreement and the amended and restated bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and which are incorporated herein by reference. In addition, a marked copy of the Company’s amended and restated bylaws indicating changes made to the Company’s amended and restated bylaws as they existed immediately prior to the adoption of these amended and restated bylaws is attached hereto as Exhibit 3.3.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits.

3.1          Amendment to Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC, adopted September 7, 2016

3.2          Amended and Restated Bylaws of TravelCenters of America LLC, adopted September 7, 2016

3.3          Amended and Restated Bylaws of TravelCenters of America LLC, adopted September 7, 2016 (marked copy)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Name:	Andrew J. Rebholz
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date:  September 9, 2016